Exhibit 10.14(b)

AMENDMENT TWO

THE PEOPLE’S BANK ENHANCED SENIOR PENSION PLAN

WHEREAS, People’s Bank (the “Bank”), a Connecticut chartered capital stock savings bank, established the People’s Bank Enhanced Senior Pension Plan (the “Plan”) as of the first day of January 1997 as a partial continuation of the previously established People’s Bank Supplemental Retirement Plan; and

WHEREAS, the Plan is intended to supplement benefits payable under the People’s Bank Employees Retirement Plan (the “ERP”) to a select group of management or highly compensated employees of the Bank who satisfy the eligibility requirements of the Plan; and

WHEREAS, the Bank has adopted a basic change in its approach to providing retirement benefits to Employees beginning service after August 13, 2006 and has amended the ERP to close participation to any such Employees and providing for such Employees an additional benefit funded solely by the Bank, under the People’s Bank 401(k) Employee Savings Plan (the “401(k) Plan”); and

WHEREAS, the Plan benefit is premised upon a reduction for benefits earned under the ERP, and in the absence of any such benefits would cause the value of the Plan benefits to greatly exceed that contemplated when the Plan was instituted; and

WHEREAS, provision of Plan benefits for any Employee becoming such after August 13, 2006, would be contrary to the Bank’s basic philosophy of providing benefits to new Employees; and

WHEREAS, the Bank wishes to consider possible alternatives to supplementing benefits available to certain senior management employees becoming Employees after August 13, 2006; and

WHEREAS, the Bank has determined (subject to further deliberations) to allow Employees employed on August 13, 2006 who are not Participants in the Plan on such date, but who thereafter become eligible to become Participants to do so; and

WHEREAS, the Bank has retained the power to amend the Plan at any time and from time to time pursuant to and in accordance with the provisions of Section 11(a) of the Plan.

NOW, THEREFORE, the Plan is amended effective as of August 13, 2006 as follows:

1. Subsection (b) of Section 3 is hereby amended to read in its entirety as follows:

“(b) Each other Employee who is such on or after the Effective Date and prior to, August 14, 2006, shall become a Participant as of the date he meets the following requirements:

has a salary grade of ten (10) or higher; and

has attained age fifty (50) or older.”

2. Section 3 of the Plan is hereby amended to add the following Subsection (d):

“(d) In no event shall any Employee not a Participant prior to, and not employed by the Bank on, August 14, 2006 become a Participant.”

IN WITNESS WHEREOF, the Bank, acting by its undersigned officer, duly authorized, hereby executes this Amendment as of August 13, 2006.

PEOPLE’S BANK

By:

Its: